Exhibit 99.5

June 8, 2026

DSC Holding Ltd. (the “Company”)

No.2 Wangjiang North Road, Room 148

Zhongshan Community, Baiyun Street

Dongyang, Jinhua City

Zhejiang Province, China +86 0571 8860 7326

Ladies and Gentlemen:

Pursuant to Rule 438 under the Securities Act of 1933, as amended, I hereby consent to the reference of my name as an independent director of the Company, effective immediately upon the effectiveness of the Company’s registration statement on Form F-1 initially filed by the Company on May 26, 2026 with the U.S. Securities and Exchange Commission.

Sincerely yours,

By:	/s/ Danni Tang
Name:	Danni Tang